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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): June 28, 2011

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Change in Annual Base Salaries for Certain Officers

	On June 28, 2011, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Aehr Test Systems (the "Company") presented a review of the annual base salaries for the Company's Chief Executive Officer and other named executive officers (the "Named Executive Officers"). Upon the Committee's recommendation, the Board approved the termination of the pay reductions that took effect February 6, 2009, at which time the annual base salaries of the Chief Executive Officer and Named Executive Officers were reduced by 15% and 10% respectively. The termination of the pay reductions resulted in an increase to the annual base salary of the Chief Executive Officer of approximately 18% and an increase to the annual base salaries of the Named Executive Officers of approximately 11% as compared to such officers' current annual base salary levels. Such changes will be effective as of June 1, 2011. All other forms of compensation paid to the Chief Executive Officer and Named Executive Officers are unchanged from the rates disclosed in the Company's definitive proxy statement filed September 27, 2010.

(e)	Change in Meeting Fees and Annual Retainer for Non-Employee Directors

	On June 28, 2011, the Board, upon the Committee's recommendation, and in order to restore the non-employee director fees to the levels in effect prior to the reduction on February 11, 2009, approved of an increase to the meeting fees paid to the Company's non-employee directors. The new fees will be effective for the current directors as of June 1, 2011 and for new directors effective upon the date they join the Board.

	Under this arrangement, each non-employee director will receive $2,500 for each regular Board meeting attended. In addition, the chair of the Audit Committee will receive $2,000 and the chair of the Compensation Committee will receive $1,750 for each respective Audit Committee or Compensation Committee meeting attended. Other members of the Audit Committee will receive $1,500 and other members of the Compensation Committee will receive $1,250 for each respective Audit Committee or Compensation Committee meeting
attended.   All other committee members will receive $1,250 for each committee meeting attended. If the committee meetings are held on the same day as a regular Board meeting, committee chairs and members will receive 50% of the aforementioned meeting fees. Each director will also receive $1,250 for attending any special telephonic meeting of the Board. The annual retainer paid to non-employee directors will be increased from $15,000 to $25,000 which will be paid pro rata on a quarterly basis.





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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Aehr Test Systems
                                                (Registrant)
Date:  July 1, 2011
                                        By:   /S/ GARY L. LARSON
                                             -------------------------
                                             Gary L. Larson
                                             Vice President of Finance and
                                             Chief Financial Officer